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                              MAYER, BROWN & PLATT

                            190 SOUTH LA SALLE STREET

                          CHICAGO, ILLINOIS 60603-3441

                                                                  MAIN TELEPHONE
                                                                   312-782-0600
                                                                     MAIN FAX
                                                                   312-701-7711

                                 August 20, 2001


WFN Credit Company, LLC
220 West Schrock Road
Westerville, Ohio  43801

World Financial Network Credit Card Master Trust
800 Techcenter Drive
Gahanna, Ohio  43230

World Financial Network Credit Card Master Note Trust
800 Techcenter Drive
Gahanna, Ohio  43230

                  Re: World Financial Network Credit Card Master Note Trust, Series 2001-A Registration Statement on Form S-3
                         ------------------------------------------------------

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (Registration Nos. 333-60418 and 333-60418-01) of WFN Credit Company, LLC ("WFN"), together with the exhibits thereto (as amended, the "Registration Statement"), registering notes representing debt of the World Financial Network Credit Card Master Note Trust (the "Trust"), and the related Prospectus, dated August 9, 2001, and Prospectus Supplement, dated August 9, 2001 (together, the "Prospectus"), filed by WFN with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of $702,000,000 Class A Series 2001-A Asset Backed Notes and $76,500,000 Class B Series 2001-A Asset Backed Notes (the "Series 2001-A Notes"), you have requested our opinion regarding the description of material tax consequences related to the issuance of the Series 2001-A Notes (the "Offering") as described in

CHARLOTTE      CHICAGO      COLOGNE       FRANKFURT
               HOUSTON        LONDON
 LOS ANGELES     NEW YORK        PALO ALTO    PARIS
                     WASHINGTON


INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS

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MAYER, BROWN & PLATT
  August 20, 2001
  Page 2

the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

         Our opinion is based on our examination of the Prospectus, the Master Indenture, dated as of August 1, 2001 (the "Master Indenture"), as supplemented by an Indenture Supplement, dated as of August 21, 2001 (the "Indenture Supplement", and together with the Master Indenture, the "Indenture"), each by and between the Trust and BNY Midwest Trust Company, as indenture trustee (the "Indenture Trustee"), and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Series 2001-A Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Series 2001-A Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

         Based on the foregoing, as of the date hereof, we adopt and confirm the statements under the captions "Federal Income Tax Consequences" as our opinion of the material tax consequences of the Offering, to the extent such statements constitute legal conclusions. We know that we are referred to under the caption "Federal Income Tax Consequences" included in the Registration Statement, and we hereby consent to the use of our name therein and to the filing of this opinion as part of WFN's Current Report on Form 8-K, dated on or about August 21, 2001, without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

                                                       Very truly yours,

                                                       /s/ Mayer, Brown & Platt

                                                       Mayer, Brown & Platt



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